Exhibit 10.11










            CONSOLIDATED FREIGHTWAYS CORPORATION

           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





                      TABLE OF CONTENTS

                                                        Page

Preamble

Section I Definitions and Construction

     1.1  Adjusted Pension Accrued Benefit

     1.2  Retirement Accrued Benefit

     1.3  Supplemental Basic Compensation

     1.4  Frozen CNF SERP Benefit  2

Section II     Participation

Section III    Vesting

Section IV     Amount of Benefits

Section V      Payment of Benefits

Section VI     Amendment and Termination

Section VII    Miscellaneous Provisions

     7.1  Plan Administration

     7.2  No Employment Contract

     7.3  Non-Alienation of Benefits

     7.4  No Funding Obligation

     7.5  Governing Law

     7.6  Attorneys' Fees


            CONSOLIDATED FREIGHTWAYS CORPORATION

           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                          Preamble

          Consolidated Freightways Corporation (the
"Company") became an independent publicly traded corporation on December 2, 1996 when its stock was distributed by its former parent corporation, Consolidated Freightways, Inc. ("CNF") to the shareholders of CNF. CNF maintains the Consolidated Freightways, Inc. Supplemental Retirement and Excess Benefit Plan (the "CNF SERP") to provide defined benefit pension benefits to executives in excess of certain legal limits applicable to CNF's tax qualified Retirement Plan. Effective December 2, 1996 the Company adopted the Consolidated Freightways Corporation Pension Plan (the "Pension Plan"), which was established by transfer of assets and liabilities from CNF's Retirement Plan. CNF retained the obligation to pay executive employees of the Company and its subsidiaries the benefit accrued under the CNF SERP as of December 2, 1996 based on service and compensation through that date. In order to provide continuing accrual of supplemental retirement benefits based on service and compensation after December 2, 1996, the Company adopts this Supplemental Executive Retirement Plan (the "Plan") effective December 2, 1996.


                          SECTION I

                DEFINITIONS AND CONSTRUCTION

          Except as follows or as otherwise provided, all capitalized terms used in this Plan have the same meanings as in the Pension Plan.

          1.1  Adjusted Pension Accrued Benefit means a
Participant's Accrued Benefit under the Pension Plan calculated (i) without regard to the limitations imposed by Code Section 415 and (ii) using Supplemental Basic
Compensation in lieu of Basic Compensation.

          1.2  Retirement Accrued Benefit has the same
meaning as "Accrued Benefit" under the Pension Plan.

          1.3  Supplemental Basic Compensation means a
Participant's Basic Compensation increased to include
(i) any compensation that would have been included in Basic Compensation but for the limitations imposed by Section 401(a)(17); and (ii) any compensation deferred by the Participant pursuant to a nonqualified deferral arrangement that, but for such arrangement, would have been included in Basic Compensation. In the case of compensation described in (i), it shall be included in the year paid, and in the case of compensation described in (ii), it shall be included in the year in which it would have been paid but for such deferral.

          1.4 Frozen CNF SERP Benefit means the benefit accrued by the Participant under the CNF SERP as of December 2, 1996 based on service and compensation up to that date. The amount of the Frozen CNF SERP Benefit shall not change after December 2, 1996.

                         SECTION II

                        PARTICIPATION

          The persons entitled to benefits under this Plan are those Participants who are credited with an Hour of Service on or after December 2, 1996, and either (i) have elected to defer compensation under the Company's Deferred
Compensation Plan for Executives, or (ii) have Basic
Compensation in excess of the limit imposed by Code Section
401(a)(17) for any Plan Year beginning after 1996.

                         SECTION III

                           VESTING

          A participant's benefit under this Plan shall become nonforfeitable when the Participant's Accrued Benefit becomes nonforfeitable.

                         SECTION IV

                     AMOUNT OF BENEFITS

          A Participant's benefit under the Plan shall be his Adjusted Pension Accrued Benefit reduced by the sum of his Pension Accrued Benefit and his Frozen CNF SERP Benefit.

                          SECTION V

                     PAYMENT OF BENEFITS

          5.1 Any benefit payable pursuant to this Plan shall be paid at the same time and in the same manner as benefits are payable to the Participant under the Pension
Plan.

          5.2  If a Participant dies before benefits
commence under the Pension Plan, the Participant's spouse shall be entitled to a survivor benefit equal to (i) the applicable survivor benefit provided by the Pension Plan calculated for this purpose using the Participant's Supplemental Basic Compensation in lieu of his Basic Compensation and without regard to Section 415 of the Code, reduced by the sum of the applicable survivor benefits paid to the spouse pursuant to the Pension Plan and the CNF SERP. Survivor benefits under this Plan shall be paid at the same time and in the same manner as benefits are paid under the Pension Plan.

          5.3 If a Participant dies after benefits under this Plan commence, survivor benefits, if any, shall be paid in accordance with the form of benefit being paid to the Participant.

                         SECTION VI

                  AMENDMENT AND TERMINATION

          The Board of Directors of the Company shall have the authority to amend or terminate this Plan at any time and from time to time, in whole or in part. Notwithstanding the foregoing, no amendment shall adversely affect the benefits under this Plan of a Participant who would be entitled to benefits under this Plan (whether or not payment would be deferred) if he terminated employment or died on the date of such amendment.

                         SECTION VII

                  MISCELLANEOUS PROVISIONS

          7.1  Plan Administration

          The general administration of this Plan shall be the responsibility of the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee is authorized to delegate its responsibilities to an administrator or an administrative committee. All actuarial determinations shall be made by the actuary for the Pension Plan, and the Committee shall be entitled to rely on the determinations of such actuary as conclusive for purposes of determining benefit entitlements under this Plan.

          7.2  No Employment Contract

          The adoption of this Plan is not a contract between any employer and any employee, nor does it give any employee any right to continue employment with any employer, or interfere with the right of any employer to discharge any employee with or without cause.

          7.3  Non-Alienation of Benefits

          No benefit payable under this Plan may be assigned, pledged, mortgaged, or hypothecated, or shall be subject to legal process or attachment for the payment of claims of any creditor of a Participant or the surviving spouse of a Participant.

          7.4  No Funding Obligation

          This Plan shall not be construed to require the Company to fund any of the benefits payable under this Plan nor to require the establishment of a trust. The Company, in its sole discretion, may make such arrangements as it desires to provide for the payment of any benefits hereunder, and no person shall have any claim against a particular fund or asset owned by the Company or in which it has an interest to secure the payment of the Company's obligations hereunder.

          7.5  Governing Law

          The provisions of this Plan shall be construed according to the laws of the State of California.

          7.6  Attorneys' Fees.

          If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.


                    CONSOLIDATED FREIGHTWAYS CORPORATION



                         By S. D. RICHARDS
                               Stephen D. Richards

                         Its:  Senior Vice President

                         Dated: February 6, 1997